Exhibit 99.1

POTBELLY CORPORATION PROVIDES PRELIMINARY

SECOND FISCAL QUARTER 2014 RESULTS AND BUSINESS UPDATE

Chicago, IL July 9, 2014 – Potbelly Corporation (NASDAQ: PBPB) today announced preliminary financial results for the second fiscal quarter ended June 29, 2014. The Company will report its unaudited financial results for the second quarter of fiscal 2014 on Tuesday, August 5, 2014 after the close of markets that day. The Company has scheduled a conference call and webcast for investors at 5:00 p.m. E.T. that day to discuss the unaudited financial results.

Preliminary, Unaudited Second Fiscal Quarter 2014 Results

For the second fiscal quarter 2014 ended June 29, 2014, the Company expects to report revenues of approximately $83.6 million, an increase of approximately 6.9%, compared to $78.2 million for the same fiscal period of 2013. The Company expects to report a decrease in company-operated comparable store sales of 1.6%, or a decrease of 0.9% when excluding the shift of the Easter holiday from the first fiscal quarter to the second fiscal quarter, compared to a 3.0% increase in the same fiscal quarter last year. Second fiscal quarter results were also impacted on a year-over-year basis by an increase in advertising expense of approximately $0.4 million related to the launch of the new Flats platform in late-May. Additionally, public company related expenses are expected to be $0.8 million higher for the quarter versus the same period last year, driven primarily from non-cash stock-based compensation. The Company anticipates adjusted net income attributable to Potbelly Corporation of approximately $2.0 million, or approximately $0.06 per diluted share, for the quarter.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, stated, “We are disappointed by our performance during the second quarter, which fell short of our expectations. Comparable store sales growth improved as we moved throughout the quarter, but fell short of anticipated levels. Given our results in the first half of the year, we have revised our full year guidance to reflect current trends within our business.”

Lewis continued, “We have three main drivers of profit growth: comparable store sales, operational productivity and profitable new unit development. Two of the three continue to deliver expected results. The obvious opportunity for us is to regain comparable store sales momentum. Our neighborhood marketing approach will continue to be our primary focus in the near-term, but we will also take additional steps to drive comparable store sales growth. We have been encouraged by the strong customer reception and trial for our new Flats offering and believe we can continue to build this platform over time. Additionally, we intend to vigorously test a number of new marketing, menu and operational tactics during the second half of the year. We plan on discussing these initiatives in more detail on our upcoming second quarter conference call next month.

Our new unit growth and development pipeline remains robust and over time we will develop at least one thousand domestic shops. In the second quarter, we opened seven company-operated shops and one franchise shop and we continue to be pleased with the performance of our latest class of shops. We expect to achieve new unit openings for the fiscal year in line with our previously disclosed guidance of 40-48 total new shop openings.

While the first half of the year has been difficult, we remain confident in our people, our great brand and the long-term fundamentals of our business and believe we are taking the appropriate steps to address our known sales opportunities.”

Revised 2014 Outlook

Based on the preliminary results for its second fiscal quarter, management has revised its financial outlook for fiscal 2014. The following outlook is based on current business trends and expectations for the remainder of the fiscal year:

•	40-48 total new shop openings, with the remaining units more heavily weighted in the fourth quarter;

•	Flat to negative low single-digit comparable store sales;

•	An effective tax rate that is not expected to exceed approximately 39.5%; and

•	Adjusted net income attributable to Potbelly Corporation per diluted share of approximately $0.18 to $0.21.

Conference Call

The Company will host a conference call and audio webcast to discuss the complete second fiscal quarter unaudited financial results on August 5th at 5:00 p.m. E.T. Details of the conference call are as follows:

Date:	Tuesday, August 5, 2014
Time:	5:00 p.m. E.T.
Dial-In #:	855-599-4644 U.S. & Canada
678-304-6836 International
Confirmation code:	65623028

Alternatively, the conference call will be available via webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. E.T. on Tuesday, August 5, 2014 through midnight Tuesday, August 19, 2014. To access the replay, please call 855-859-2056 (U.S. & Canada) or 404-537-3406 (International) and enter confirmation code 65623028. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over twenty shops domestically and in the Middle East. For more information, please visit our website at www.potbelly.com.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted net income, which is a non-GAAP financial measure. The Company includes this non-GAAP financial measure because management believes it is useful to investors in that it provides for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted net income to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our IPO and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

Accordingly, the Company believes the presentation of this non-GAAP financial measure, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measure used by the Company in this press release may be different from the methods used by other companies.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

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Contact:	Investor Relations
Investors@Potbelly.com
312-428-2950

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